Exhibit 16.1







  March 25, 2005

  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, D.C. 20549

  Commissioners:

  We have read the statements made by Farmers & Merchants Bancorp (copy attached), which we understand will be filed with the Commission, pursuant to
  Item 4.01 of Form 8-K, as part of the Company's Form 8-K/A report dated March 17, 2005 as filed on March 28, 2005. We agree with the statements concerning our Firm in such Form 8-K/A.

  Very truly yours,


  /s/ PricewaterhouseCoopers LLP
  PricewaterhouseCoopers LLP